Analyst & Investor Day September 14, 2022

Disclaimer / Safe Harbor This material includes certain historical performance information and "forward-looking statements" regarding estimations, forecasts, targets and plans in relation to the results of operations, financial conditions and other overall management of the Snap One Holdings Corp. (the “Company”). Terms such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "possible," "potential," "predict," "project", "should," "will," "would," or similar expressions may identify forward-looking statements, but the absence of these words does not mean the statement is not forward-looking. Forward-looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of the Company to which this presentation relates are based on information currently available to the Company as of the date of this material and on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. These determinations and assumptions are inherently subjective and uncertain. These forward- looking statements are not guarantees of future performance, and actual operating results may differ substantially due to a number of factors. Such forward-looking statements are as to future events and are not to be viewed as facts, and involve significant known and unknown risks, uncertainties and other factors, many of which are outside the control of the Company and their respective representatives. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various risks and uncertainties that affect our business and specifically those factors discussed from time to time in our public reports filed with the SEC, such as those discussed under the heading, “Risk Factors,” in our 2021 Annual Report and as may be updated in our subsequent SEC filings. There can be no assurance that the information contained in this presentation is reflective of future performance to any degree. Recipients are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. The forward-looking statements in this presentation speak as of the date of this presentation. Although Company may from time to time voluntarily update its prior forward- looking statements, the Company disclaims any commitment to do so whether as a result of new information, future events, changes in assumptions or otherwise. This presentation may include certain financial measures not presented in accordance with generally accepted accounting principles ("GAAP"), including, but not limited to, Contribution Margin, Free Cash Flow, Adjusted Net Income, Adjusted Operating Expenses, Adjusted SG&A, Adjusted EBITDA, and Adjusted EBITDA less Purchases of Property and Equipment. (Reconciliations of these non-GAAP to GAAP measures can be found in the Appendix.) These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company's financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. In addition, historical financial measures included in this presentation have not been audited and are subject to review and adjustment accordingly. You should be aware that the Company's presentation of these measures may not be comparable to similarly titled measures used by other companies. The Snap One design logo, "Snap One," "Control4" and our other registered or common law trademarks, service marks or trade names appearing in this presentation are our property. Solely for convenience, our trademarks, tradenames, and service marks referred to in this presentation may appear without the®, TM, and SM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks, tradenames, and service marks. This presentation contains additional trademarks, tradenames, and service marks of other companies that are the property of their respective owners. We do not intend our use or display of other companies' trademarks, trade names or service marks to imply relationships with, or endorsement or sponsorship of us by, these other companies. Nothing in this presentation shall be deemed to constitute legal, business, tax or other advice. You should consult with your own advisors as needed regarding the matters described herein. By reading this presentation, you will be taken to have represented, warranted and undertaken that you have read, understood and agreed to be bound by the terms and limitations set forth in the disclaimer above. If you are unable to agree to the foregoing, please read no further and promptly return these materials to the Company or its advisers and destroy all copies in your possession. Page | 2

Disclaimer Summary Page | 3 ▪ Our presentation contains forward-looking statements, and we may make additional forward-looking statements in response to your questions, including but not limited to statements of expectations, future events, or future financial performance ▪ These statements are based on current expectations of the company's management and involve inherent risks and uncertainties, including those identified in the Risk Factors section of our Annual Report on Form 10-K for the annual period ended December 31, 2021 ▪ Although we believe these expectations are reasonable, actual events or results could differ materially ▪ We undertake no obligation to revise any statements to reflect changes that occur in the future

Analyst & Investor Day Agenda

Welcome and Agenda Review Eric Steele, SVP Finance	9:00AM ET
Snap One – Our Key Differentiators John Heyman, CEO	9:05AM – 9:45AM ET
Go-to-Market Strategy Jeff Hindman, Chief Revenue Officer	10:00AM – 10:45AM ET
Product & Platform Vision G Paul Hess, Chief Product Officer Graham Jaenicke, VP New Ventures: Recurring Revenue	11:00AM – 11:45AM ET
Integrator Panel Moderated by SNPO	12:15PM – 1:15PM ET
Scaling Platform with Profitable Growth Mike Carlet, CFO	1:30PM – 2:15PM ET
Partner Showroom Experience Webcast not available	2:45PM – 5:00PM ET



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Snap One – Our Key Differentiators

Page | 6 What You Will Hear Today: Our Investment Highlights Snap One Today How we became a leader in our industry What Makes Snap One Special? Our greatest asset is our relationship with our partners (integrators) Our Addressable Market Attractive and growing Our Long-Term Growth Algorithm Our pillars for achieving long-term, profitable growth and our proven track record of execution Revolutionizing the Industry Launching innovative products and non-hardware services

A Look Back at How We Became Snap One Page | 7 Disruptive e-commerce Distributor Focused on Serving Professional Integrators (Early – Mid 2000’s) Omni- Channel and Integrator Diversification (2018 – 2019) Integrated Solution to Drive Smart Living (2019) First Year as Public Company: Build credibility through strong operational and financial execution despite volatile backdrop (Today / Future) Poised to lead and capture massive market opportunity • Strengthened supply chain through COVID shutdowns • Integrated Control4 and local assets • Rebranded as Snap One and introduced “Only Here” • Became public: SNPO Our Vision: Bringing together people, partners, and products to deliver joy, connectivity, and security in our everyday lives

What is Our Business Model? Page | 8 End customer seeks a smart living experience End customer finds and contacts a professional integrator Integrator visits customer location and provides project quote Integrator purchases product through e-commerce portal or local branch Integrator completes project and monitors system Integrator leverages SNPO workflow solutions to manage project from start to finish

Defining ‘Smart Living’ Experiences Page | 9 Enjoy Direct-to- Streaming Movie Releases Efficient Collaboration in the Connected Office Customizable Control of Pro Entertainment Summer BBQ with Family & Friends

Smart Living is Enabled by Professional Integrators… Page | 10 Professional integrators are technicians at primarily small and medium sized businesses (SMBs) that create smart living experiences for end customers across residential and commercial settings • Median # of Employees: 8 • Avg. Annual Revenue: $1.7M • Avg. Jobs per Year: 50 – 100 • Project Types: 33% New Resi, 33% Remodel Resi, 33% Light Commercial • Asset light Sources: Frost & Sullivan, CE Pro 2022 State of the Industry report, management estimates. Excludes Security focused integrators Typical Integrator Profile Challenges Integrators Face • Highly fragmented supplier base with disparate products • Labor shortage / talent • Training • Inventory sourcing • Workflow tools • Support • Truck rolls, working nights & weekends • Scaling their business Helps to Solve These Integrator Pain Points

…Who Highly Value Snap One as a Business Partner Page | 11 NET PROMOTER SCORE 1 55 ~75% of e-commerce Portal Net Sales From Integrators Who Have Been Snap One Partners For 5+ Years 2 Notes: 1. Source: Frost & Sullivan. Among domestic integrators who have purchased from Snap One between March 2020 and March 2021. 2. As of FY 2020 and as represented by integrators whose first purchase was made in fiscal 2015 or prior 2022 CE Pro Quest for Quality Awards Recognizes excellence in workflow solutions & support Best Technical Support Best Customer Service Best Dealer Programs / Incentives Best Shipping Policies Best Warranty Policies Best RMR Support Programs 21 12 7 8 48 10 #1 Brand #2 Brand #3 Brand All Other TOTAL Next Closest Competitor 2022 CE Pro Brand Leader Awards Recognizes excellence across 62 product categories Home Networks Remote Managed Services Universal Remotes & Tablets Power Conditioners Whole- House Automation / Integration Multi-room AV / Distribution Systems ~5X Next Closest Competitor ~3X Next Closest Competitor9 3 4 1 17 6 Platinum (#1) Gold (#2) Silver (#3) Category Kudos TOTAL Next Closest Competitor

Integrators Love Us Because Our Vertically Integrated Strategy Makes Their Lives Easier Page | 12

Smart Living Tailwinds Trend of living, working, playing from home here to stay Proliferation of connected devices More complexity drives demand for professional installation Growing Demand for Housing Historic under-building of homes and low inventory of available homes to purchase Aging housing stock: ~40-year average age Millennial generation entering prime household formation years Increased demand for space and migration from cities to suburbs Health & Growth of Small Businesses Requiring Commercial Space 32.5M SMB’s in the U.S. Record 5.4M new business applications in U.S. in 2021 Nonresidential building starts +21% YoY for LTM July 2022 period Resilient, Large- Ticket Repair & Remodel Leading indicator of remodeling activity (LIRA) pointing to continued residential remodel spend growth Larger ticket projects likely to outpace small/DIY projects completed during COVID Accelerated Technology Replacement Cycles Technology advances in networking, video resolution, surveillance, etc. creating shorter replacement cycles to avoid obsolete technology Large and Growing Smart Living TAM Supported by Favorable Long-Term Secular Trends Page | 13 Sources: NAHB, John Burns Real Estate Consulting, FRED, Joint Center for Housing Studies of Harvard University, US Census Bureau, Dodge Construction Network and management estimates

We Play a Critical Role in the Smart Living Value Chain Page | 14 Critical Business Partner Hundreds of Smart Living Vendors 20,000+ Integrators e-commerce Portal Local Branch Support & Inventory Broad, Curated Product Portfolio Workflow Solutions Award Winning Loyalty Program Technical Training Best-in-Class Technical & Partner Support Access to 20K+ integrators Inclusion in SNPO loyalty program Distribution through leading omni-channel platform Sales & marketing support Training support for integrators Focused marketing and data-driven insights on product assortment and purchasing behavior Integration with SNPO software platforms Software Platforms SNPO provides:

Our Business Model Reflects the Key Attributes of Best-in-Class Specialty Distributors…

Singularly Focused	✓ Dedicated to serving professional integrators addressing the Smart Living industry
'Category Leader' in Fragmented Industry	✓ Established industry leader in attractive space with large consolidation opportunity
Omni-Channel Presence	✓ Best-in-class e-commerce portal complemented by nationwide local branch footprint
Private Label Offering	✓ Significant proprietary product portfolio representing ~70% of total net sales
Value-Added Services & Workflow Solutions	✓ Full suite of software, tools, and support for integrators across the project lifecycle
Diversified, Resilient Business Model	✓ 25+ product categories, ~20,000 (and growing) SMB integrators serving diversified end markets
Proven M&A Playbook	✓ Successfully invested $750MM+ across 10+ acquisitions in recent years

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…And Our Financial Profile Supports Valuation Upside to Align with Best-in-Class Specialty Distributor Peer Group Page | 16 Growth Profitability ’19A-’22E Revenue CAGR ’19A-’22E EBITDA CAGR 11% 26% 19% 22% Specialty Distributor Index Median ‘22E Gross Margin % ‘22E EBITDA % 35% 39% 14% 10% Specialty Distributor Index Median Notes: Distribution peer index includes Fastenal, Ferguson, Grainger, Hillman, Pool Corp, Site One, and Watsco. Index represents median based on actual financial results and consensus estimates as of August 31, 2022. 2022/2023 represents analyst consensus estimates. 0.0x 5.0x 10.0x 15.0x 20.0x SNPO Specialty Distributor Index 2023E EBITDA Multiples 13.1x 10.0x Trading at a 3+ turn discount to Specialty Distributor Index SNPO in early innings of driving operating leverage, with LT target of mid-teens

Go-to- Market Strategy

Who Do We Serve?

Geographic Disaggregation	Audience Served	% of 2021 Net Sales	TAM
U.S. Integrators	**DIFM Integrators** Home Technology Commercial Security	82%	~$43.0B
U.S. Other	National Accounts, Amazon, Retailers, etc.	6%	Opportunistic
International	DIFM Integrators Large Int'l Distributors	12%	~$106.2B

Focus of remaining Go-to-Market Strategy pages. **Sources:** TAM per Frost & Sullivan

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Leader in Serving Home Technology Integrators, with Ongoing Efforts to Increase Penetration in Commercial & Security

2021 Domestic	Home Technology	Commercial	Security
Transacting Integrators / Market Penetration	~13,000 / 75%	~4,000 / 12%	~3,000 / 15%
Spend per Integrator / Implied Wallet Share	~$50,000 / 13%	~$19,000 / 3%	~$34,000 / 5%
SNPO Product Category Applicability			

Similar Needs of Integrators and Playbook in Home Tech Drives Commercial and Security Growth Strategy

Consistent integrator needs with rest of business

- One-stop shop
- Workflow solutions for support
- Omni-channel access

Core growth playbook being applied to these adjacent markets

- ✓ New Commercial and Security integrator acquisition
- ✓ Cross-sell to drive wallet share
- ✓ Introduce new 1P and 3P products / categories
- ✓ Targeted sales, marketing, and new integrator onboarding initiatives
- ✓ M&A to accelerate capabilities

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Notes: Market metrics per Frost & Sullivan

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Demonstrated Progress Expanding in Commercial and Security Markets

Strategic Theme	Commercial / Security
Focused R&D Investments & Product Overlaps	Tailored products to specifically apply to Commercial and Security end markets
Leadership	Hired new leader focused specifically on Commercial and Security
Dedicated GTM Teams	Hired dedicated sales reps with significant ramp up in past two years
Focused Marketing and Partner Segmentation	Created awareness and target specific sub-segments of Commercial and Security markets through trade events, publications, and sponsorships
Local / Omni-Channel	Expanded omni-channel offering and convenience to Commercial and Security partners through local branch openings
M&A	Acquired Clare in August 2022 and continuously evaluating opportunities to accelerate Commercial through M&A

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Large, Attractive, and Growing Addressable DIFM Domestic Integrator Market

Domestic Integrators		Avg. Spend per Integrator		DIFM Domestic Integrator TAM
70,000	x	$614,000	=	**$43.0B** *Expected to grow at 9% long-term CAGR*

Profile of Our Best Integrators

Ecosystem Adoption

- Control4 certified
- OvrC
- Omni-channel

<10% of total domestic integrators; meaningful conversion opportunity

~$261K avg. spend per; >6x avg. spend of domestic integrators in total

How Do We Drive Growth?

Add New Integrators

- Commercial
- Security

Increase Wallet Share

- Ecosystem adoption
- Introduce new / relevant products

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Notes: Market metrics per Frost & Sullivan.

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~6.0M Estimated Annual Addressable Projects (1 every 5 years) 3 Domestic TAM Reinforced by Large Addressable Homes and Small Businesses Opportunity Page | 22 ~29.8M Addressable Homes and Small Businesses Notes: 1. Statista Research 2021 2. U.S. Small Business Administration (2021 Small Business Profile) 3. Management estimates 4. Frost & Sullivan (April 2021) Less than 20 Employees Over $150K HH Income ~$15K Estimated End Customer Average Project Spend 4 ~$89.5B Estimated End Customer Project Spend ~65% of spend related to products 4 ~$40.7B Estimated SNPO Domestic TAM U.S. Commercial ~32.5M Small Businesses 2 U.S. Residential ~130M Households 1 (17% / 5.4M)(19% / 24.4M) X (1-30% integrator margin) 4

Across All the Integrators We Serve, We Understand the Challenges They Face Throughout the Job Lifecycle Page | 23 Research & Learn System Design & Quote Order & Fulfillment Install, Set-up, & Program Business Administration Ongoing Support • Real-time access to detailed product info • Ease of self- service • Broad product selection • Training resources • Custom solution design • Proposal creation, design, reviews & quotes • ‘Just in time’ businesses • Real-time and future inventory status • Fast and flexible delivery/pickup options • Product installation guides and resources • Rapid access to product experts • Centralized platform for doing business • Lead generation and customer job lifecycle mgmt. capabilities • Limit service calls and truck rolls • Ability to fix problems remotely and rapidly • Recurring maintenance job solutions

We Serve Our Domestic Integrators Through an Efficient Go-To-Market Model Page | 24 Digital Experience 1 Local Branch Network 2 Software, Support, & Services 4 Specialized Sales Resources 3 SNPO Deployment of Resources We Engage Our Partners Through an e-commerce Led, Omni-Channel Go-to-Market Strategy… …and Support Them Like No One Else in the Industry

Best-in-Class e-commerce Portal Drives Meaningful Growth and Adoption Page | 25 e-commerce Portal Supports Integrators… …and Drives SNPO Growth… Seamless transaction experience 1 We Make it Easy for Integrators to Do Business >90% of visits focused on leveraging rich site functionality beyond ordering 1 Low touch-point and low- cost integrator acquisition Robust business management tools and content Leverage interaction data to deploy automatic relationship deepening strategies that drive wallet share growth …in an Efficient Manner Easy to use, low-hassle digital tools that scale Self-service learning, designing, account management, and service 62 NPS score for e- commerce portal 11 # of years consecutively ranked as #1 CE Pro manufacturer website Non-ordering visits include… • Account management • Research or support activity • Workflow tool usage Notes: 1. LTM as of June 2022.

Lucrative Rewards Program Attracts Integrators and Encourages Wallet Share Growth Page | 26 Attract new integrators Low-cost partner acquisition Drives platform adoption Incentivize wallet share Partners who spend more, earn more Enabled by comprehensive product suite Consolidate rewards across proprietary/third-party products and storefronts Structured to incentivize proprietary offering adoption Empowers the integrator to transact how they want 1

Local Branches Enhance Ability to Serve Integrators Page | 27 33 Domestic local branches 1 ~99% Delivery within 2 days 1 2 Delivery Within 1 Day 3 Delivery Within 2 Days 3 Delivery Within 3 Days 3 Distribution CentersDistribution Center HubExisting Local Branches Notes: 1. As of September 14, 2022. Represents domestic branches only. 2. In the contiguous U.S. 3. Based on operational data ~$4-$6M Year 1 Inc. Revenue ~$10-$12M Year 5 Inc. Revenue Cash Flow Positive in ~1 year ~25%+ IRR ~$450K – $650K Capex Buildout Target Unit Level Economics 2

Domestic Sales Coverage Model Further Strengthens Integrator Partner Relationships

3

SNPO Deployment of Resources

1 Digital Experience + 2 Local Branch Network + 3 Specialized Sales Resources

Coverage

	Description	# Employees	Home Technology	Commercial / Security
Inside / Outside Sales & Business Dev. Mgr.	Emphasize retention campaigns, revenue expansion and management of partner relationships	~100 (ex. Local)	✓	✓
Sales Engineers	Bridge technical gaps that inhibit adoption or drive attrition	~30	✓	✓

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Notes: Employee counts as of June 2022

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4 Support, Software & Services That Integrators Depend On

Partner Support

Focus on order, fulfillment, & account mgmt.

2022 CE Pro Quest for Quality Best Customer Service

As Manufacturer	As Distributor
#1	#2
Platinum	**Gold**

Partner Support [1]

~80%	~20 seconds	84
Calls answered within 20 seconds	Average speed of answer	NPS

Tech Support

Focus on install, set-up, & programming

2022 CE Pro Quest for Quality Best Customer Service

As Manufacturer	As Distributor
#1	#3
Platinum	**Silver**

Tech Support [1]

~75%	~1.5 minutes	92
Calls answered within 3 minutes	Average speed of answer	NPS

Software & Services*

Focus on ongoing support

Remote Management

Parasol OvrC 4SIGHT

System Design

Ongoing Live Support

Notes: 1. From July 1, 2021 – June 30, 2022
*More detail to be shared in following sections

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Product & Platform Vision

Page | 31 Smart Living Continues to Evolve… Smart living is about simple and reliable interactions with technology to deliver exceptional experiences that “just happen” Continued evolution, enhancement, and ease of use of connected technology Increasing desire for seamless experiences DIY, Big Tech, and interoperability standards create awareness of possible experiences Security and privacy are top of mind for physical and virtual interactions

Page | 32 …and Elevated Experiences are Best Delivered Through Professional- Grade Products Installed by Professional Integrators Addressing segment of users seeking enhanced holistic experiences beyond what DIY point products can provide High performance multi- room audio systems Seamless connectivity throughout the home or business, indoors and out Highly customized scenes and routines with significant flexibility across different applications Immersive media systems beyond smart TVs and sound bars Pro grade surveillance and security systems for full property and family/business protection Significant breadth of integrated and connected devices and subsystems

Platform & Product Ecosystem Intentionally Built to Meet the Needs of Integrators & End Customers, with Seamless Integration Across 1P & 3P Products Page | 33 Product and Software Ecosystem Built from the Outside In ~47% of Net Sales Curated 3P Product Portfolio Across Categories ~12% of Net Sales ~41% of Net Sales Control & Connected Infrastructure Entertainment Notes: % of Net Sales based on 2021 results

The Snap One Platform Enables Seamless Smart Living Experiences

A platform is an ecosystem of products, systems, tools, services, and support solutions that creates value by facilitating better experiences

The Snap One Platform

Control4 OS3

#1 Whole-House Integration Platform
2022 CE Pro 100 Brand Analysis

OvrC

#1 Remote-Managed Services
2022 CE Pro 100 Brand Analysis

Robust Product Suite

- ✓ Open ecosystem
- ✓ Extensive driver library facilitates interoperability
- ✓ Curated product from ~150 3P vendors [1]

Elements of a Platform

Interoperability	Operating System	Cloud Management	Back-End Integration

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Notes: 1. Includes 3P vendors with >$10K in sales YTD through August 2022

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Our Product and Platform Ecosystem is Delivered by Our World Class Product Development Organization

- ✓ Dedicated product development organization focused on delivering next generation products and software
- ✓ Strategy of "fast following" major technology standards while investing in differentiation with in-house and JDM partners
- ✓ Partner with a worldwide network of contract manufacturing and JDM suppliers to produce proprietary products

~$65M+
Annual R&D Investment

335+
Product Development Employees

150+
Software Engineers

3
Centers of Excellence
(Charlotte, Salt Lake City, Serbia)

80+
JDM Suppliers

~300+
Annual 1P Product Introductions

48
Times Recognized in 2022 CE Pro Brand Leader Awards; ~5x competition



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Notes: Metrics as of fiscal year ended 2021 as shown in 10K filed March 23, 2022

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We are Emerging from a Period of Integration and Entering Into a Period of Innovation as a Combined Entity Page | 36 Since the acquisition of Control4 in 2019, we have made meaningful progress… …and we are poised to deliver exciting new products and services in the future 12 updates to OS3 since 2019 Re-engineered Cloud Services for reduced connection times Contemporary & Essential Lighting Where Pros Buy Audio Veranda 3 Smart TV Core Controllers Araknis Wifi 6 Luma X20 Episode Radiance Control4 Vibrant Lighting Halo Remotes

Our Journey Has Led Us to this Point: Customers and Partners Want More From the Smart Living Industry Page | 37 Empowerment to adjust and use their systems Support that is easily accessible when they want and need it Updated & secure systems Increasing profitability Developing recurring revenue Enabling greater capacity Creating better employee experiences Leveraging scalable solutions Solution selling Customers want better experiences, including: Partners want to improve their businesses by:

Snap One is Uniquely Positioned to Improve Customer & Partner Experiences Through Software & Services Page | 38 Deliver on Integrator & Customer Wants to Transform the Industry Established Foundation OS3 OvrC 4Sight Parasol Enables Snap One to provide solutions to our channel such as: Extended support hours Billing & marketing infrastructure Software system improvements Industry leadership & credibility as seen through: CE Pro Awards High NPS scores Annual touchpoints with tens- of-thousands of Professionals Scale & Leadership

Our Platform Journey Has Positioned Us To Revolutionize Smart Living

2005-2010	2011-2015	2016-2021	Today
Launched Infrastructure products Introduced 4SIGHT	Launched Entertainment and Connected products Introduced OvrC	Expanded 3P partnerships Initiated omni-channel strategy Invested in Parasol Acquired Control4	

Interoperability

- ✓ Continue to onboard new 3P vendors
- ✓ Extensive driver library facilitates seamless connections

Operating System

- ✓ OS3 releases
- ✓ CORE controllers launched; backbone of future product introductions
- ✓ First mile delivery enhanced

Cloud Management

- ✓ Consolidated legacy remote management solutions
- ✓ Launched OvrC Connect

Back-end Integration

- ✓ Integration of legacy company infrastructures enhances integrator efficiency and end customer experiences

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Integrator Panel

Integrator Panelists



Jim Shapiro
Audio Video Intelligence
Boston, MA



Robert Eng
Tech Life Media Systems
Long Island & NY Metro



David Mills
Kraus Hi-Tech
NYC, Hamptons, South FL



Kevin Vallerie
Untangled
Wilton, CT

	Jim Shapiro	Robert Eng	David Mills	Kevin Vallerie
Years in Business	27	20	18	12
Annual Revenue	~$5M	~$1.5M	~$5M - $7M	~$3M
Focus Areas	Luxury Residential, Custom and Light Commercial	Home Theater, Audio Systems, Control, and Lighting in Resi/Commercial settings	Luxury, MDU Development	Residential & Commercial Automation, Control, AV and IT Infrastructure
Relationship with Snap One	16 years	9 years	13 years	10 years

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Scaling Platform with Profitable Growth

$591 $814 $1,008 $1,109 2019 2020 2021 2022 Q2 LTM $236 $339 $408 $437 2019 2020 2021 2022 Q2 LTM $65 $94 $111 $113 2019 2020 2021 2022 Q2 LTM Notes: 1. For a reconciliation of non-GAAP financial measures to GAAP, see the Appendix provided herewith 11% 12%Adj. EBITDA Margin:40% 40%Contribution Margin: Reported Net Sales Contribution Margin 1 38%YoY Growth: 24% 42% 11% Adjusted EBITDA 1 ($Millions) ($Millions) ($Millions) Page | 43 CAGR: 29% CAGR: 28% CAGR: 25% 39% 10%20% Our Financial Profile: Scaling Platform With History of Profitable Growth

Our Playbook to Drive Growth Extends Over Our History and Guides Our Go-Forward Plan Page | 44 Ecosystem Adoption ▪ Introduce new products and software ▪ Partner with leading third-party vendors ▪ Deliver new and enhanced technology-enabled workflow solutions ▪ Local branch expansion ▪ Product ecosystem and loyalty program encourages integrator adoption and standardization ▪ Disciplined pricing strategy as a lever Grow Integrator Network ▪ Apply learnings and ongoing track record of growing penetration in Residential Home Technology to adjacent markets, including: ▪ Security ▪ Commercial ▪ International Software Services and Revenue Models ▪ Introduce new non-hardware and solution selling revenue models, including: ▪ Remote management (OvrC, Parasol) ▪ 4Sight expansion ▪ Data and vendor services ▪ Surveillance-as-a-service ▪ Cybersecurity Strategic M&A ▪ Execute accretive acquisition strategy, including: ▪ Complementary products and technology ▪ Targeted local branch expansion ▪ Geographic expansion X + Long-Term Growth Algorithm Spend per Integrator # of Integrators New Revenue Models M&A+ Strategy How? 1 2 3 4

$5K $34K $121K $261K Trial 1 Ecosystem 2 Ecosystems 3 Ecosystems Drive Spend per Integrator Through Ecosystem Adoption Page | 45 1 OvrC Control4 OS3 Local Local Branch Opening Release Innovative Products and Software Introduce New Curated Third- Party Offerings Develop Tech Enabled Workflow Solutions Attract and Retain Through Loyalty Program Strategies to Drive Adoption Ecosystems 2021 Spend per Domestic Integrator Notes: Spend per Domestic Integrator across ecosystems defined as spending $4K annually across OvrC (defined as a Domestic Integrator who has spent > $4K on Araknis and/or Wattbox product in 2021, as those are OvrC enabled), Control4 branded product, or a local storefront. *Trial implies a Domestic Integrator spends less than $4K annually through any one ecosystem. 1. Calculated as 2021 Spend per Domestic Integrator divided by Avg. Spend per Integrator of $614K. $4K minimum annual ecosystem spend threshold Meaningful conversion opportunity >6x 2021 average Marketing Integrated Solutions Trial * 1 Ecosystem 2 Ecosystems 3 Ecosystems % of Total Integrators 52% 31% 11% 6% % of Total Domestic Integrator Sales 6% 26% 33% 35% Implied Wallet Share 1 1% 6% 20% 43% Avg. Integrator Spend: $41K

Disciplined Pricing Strategy Drives Spend per Integrator and Protects Margins Page | 46 1 2021 2023 March 2021 Annual Mkt Adj. 1.2% August 2021 Commodity Adj. 5.8% February 2022 Annual + Loyalty 6.0% June 2022 PPV Adj. 9.0% Pricing Philosophy ✓ Protect integrator margins ✓ Protect SNPO margins ✓ Provide integrators with ample notice before a price increase ✓ Ensure value positioned vs. competition, across all categories Historical Proprietary Pricing Actions (Blended Average) 2022

2 History of Increasing Our Integrator Base With Significant White Space for Continued Growth Page | 47 Notes: 1. Integrator counts presented on pro forma basis Demonstrated Ability to Grow Integrator Count 1 Home Technology Commercial Security ✓ Add product categories ✓ Launch new products ✓ Develop new software offerings ✓ Execute strategic M&A ✓ Partner with new 3P vendors ✓ Open local branches ✓ Invest in GTM resources ✓ Target through direct marketing ✓ Attract through loyalty program How We Add Integrators 13,000 2019 2021 TAM 4,000 2019 2021 TAM 3,000 2019 2021 TAM +7% CAGR +8% CAGR +19% CAGR 17,500 32,500 20,000

3 Early Innings of Delivering Software & Services to Create New Revenue Models at Scale Page | 48 OS 3 2021 2025+ Software & Services Revenue % Net Sales <1% 5%+ target We established an RMR base with our investments that laid the groundwork for future scalable offerings Future Software & Services Offerings

4

Strong Track Record of Accretive M&A With Robust Pipeline

Disciplined and Strategic M&A Criteria

- Focus
- Sourcing
- Financial
- Integration
- Value Creation

Product Platform Acquisitions Support Buy-and-Build Strategy Supplemented by Targeted Local Branch Expansions

- 2015: leaf – Video switches[1]; SUNBRITE – Outdoor display
- 2016: pakedge – Networking[1]; Visualint – High-end surveillance
- 2017: TRIAD – High-end speakers[1]
- 2018: ALLNET, Volutone – Local distribution; NEEO – Next-gen remote[1]
- 2019: Control4 – Platform; MRI, CUSTOMPLUS – Local distribution
- 2021: ACCESS NETWORKS – High-end networking
- 2022: clare controls – Security / Control; STAUB ELECTRONICS – Local distribution
- Future M&A

With Over ~$750MM+ Invested Across 10+ Acquisitions in Recent Years
We Have a Proven M&A Platform

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Notes: 1. Acquired by Control4 prior to Snap One's acquisition of Control4

Notes: 1. Reflects management estimates Disciplined Approach to M&A to Advance Strategy and Accelerate Growth Page | 50 300+ Acquisition Targets1 • Highly fragmented market with numerous M&A opportunities • Targets span both product and distribution companies • Largely bolt-on opportunities with some larger deals • Dedicated M&A resources to source, track, analyze and execute opportunities • Disciplined financial criteria with focus on driving synergies Completed Acquisitions Analyzed Opportunities Qualified Opportunities Total Opportunities Local Expansion Snap One’s M&A Funnel M&A Review Key Investment Focus Areas 4 Existing Product Category Bolt-ons New Product Categories Security, Commercial & Int’l Focused Subscriptions Services

Financial Strength Underpinned by Resiliency of Integrators Supported by SNPO and Diversified SNPO Business Model Page | 51 Resilient Integrator Base Support from SNPO in Complicated Times Diversified SNPO Business Model Attractive SNPO Financial Profile Find the work Capital light Flex between end markets Pivot jobs within residential environment Strategic use of balance sheet to ensure product availability Pricing model prioritizes integrator margins Provide workflow solutions for efficiency Provide training resources Provide award winning partner and technical support Supports SNPO Flywheel (shown earlier) Omni-channel Diversified partner base Geographically diversified 25+ product categories portfolio Diversified end markets Low double-digit growth CAGR Consistent contribution margin rate Growing Adj. EBITDA margin rate Attractive free cash flow Strength through cycles Notes: Attractive SNPO financial profile based on long-term targets

Historical Results Impacted by Dynamic Macro – Meaningful Opportunity to Generate Operating Leverage in Future

$Millions	2020	2021	1H'22
Net Sales	814	1,008	574
% Net Sales			
1 Contribution Margin	42%	40%	39%
1P Product Mix	*71%*	*70%*	*69%*
Air Freight	*NM*	*1%*	*1%*
PPV Impact	*Minimal*	*Some*	*Significant*
GAAP SG&A	33%	35%	32%
Non-GAAP Adjusted SG&A	30%	30%	29%
2 *Variable Operating Expenses*	*6%*	*6%*	*5%*
3 *Adj. Non-Variable Operating Expenses*	*24%*	*23%*	*24%*
Adjusted EBITDA	**12%**	**11%**	**10%**

1 Contribution margin impacted by:

- Product Mix: intentional acceleration of 3P growth through new local branch openings and new vendor onboarding results in mix shift
- Air Freight & PPV Impact: strategic actions taken to ensure product availability for integrator partners, resulting in margin degradation

2 Variable Operating Expenses includes credit card processing fees, warranty expense, outbound shipping, bad debt expense. 5-6% of net sales historically, which we expect in future

3 Adj. Non-Variable Operating Expenses includes fixed and activity-based costs. Includes R&D, Sales & Marketing, Operations, G&A, and reflects continued investments in organic growth and public company costs

- Anticipate generating meaningful operating leverage against these expenses, with long-term target of ~15% Adj. EBITDA margins

Page | 52

Notes: For a reconciliation of non-GAAP financial measures to GAAP, see the appendix provided herewith snap one

2022 Guidance Reminder Page | 53 • In Q2, 2022 annual guidance was reaffirmed from previous quarter • Net Sales guidance of $1,160M - $1,180M positions Snap One for 17% – 19% Net Sales annual growth on a 52-week adjusted basis • ~12% – 14% YoY organic growth • ~5% YoY growth from recently completed M&A (Access Networks and Staub Electronics) • Adjusted EBITDA guidance of $116M - $121M $Millions FY’21 Actuals Post-Q1 FY’22 Outlook Post-Q2 FY’22 Outlook Low High Low High Net Sales $1,008 $1,160 $1,180 $1,160 $1,180 % Growth (Reported) 15% 17% 15% 17% % Growth (52 Wk. Adj.) 17% 19% 17% 19% Adj. EBITDA $111 $116 $121 $116 $121 Adj. EBITDA Margin % 11.0% 10.0% 10.3% 10.0% 10.3% % Growth (Reported) 5% 9% 5% 9% Given market environment remains dynamic, team is focused on execution to drive Adj. EBITDA performance in-line with guidance notwithstanding potential net sales headwinds

Long-Term Financial Targets

Organic Net Sales Growth

Low Double-Digit Growth CAGR

- Transacting Integrators
  - Home Technology
  - Commercial
  - Security
  - International
  - Local
- Spend per Integrator
  - Ecosystem adoption
  - New product intros
  - Pricing
  - Local
- Software & Services

+ Accretive M&A

Contribution Margin

Consistent % of Net Sales

- Return to 'Normalized' Macro Operating Environment
- New Product Introductions
- Software & Services
- Pricing
- Merchandising
  - 3P vendor negotiations
  - Product mix shift

Adj. EBITDA Margin

Growing % of Net Sales

- Stable Contribution Margin as % of Net Sales
- Operating Leverage
  - Recent investments in LT growth; expect to moderate
  - Unified operating system efficiencies
  - Leverage against public company costs

Cash Flows

Significant Cash Flow Conversion

- Capex Light: ~10% of Adj. EBITDA
- Working Capital: Anticipate working capital growing in line with sales growth
- Other Considerations:
  - TRA & tax attributes
  - Seasonality
  - Capital allocation
- Target Net Leverage: ~3x

Page | 54

snap one

Historical Cash Flow Profile Impacted by Dynamic Macro; Anticipate Normalization in Mid to Long-Term

$Millions	(1) 2020	(2) 2021	(3) 1H'22
Adjusted EBITDA	94.5	110.8	55.3
(-) Purchases of PP&E	(10.2)	(10.0)	(6.4)
% Adj. EBITDA	*11%*	*9%*	*12%*
Change in Inventory (ex M&A)	8.2	(50.9)	(54.7)
Change in Other Net Working Capital	18.6	(30.0)	5.1
+ / (-) Change in Net Working Capital	26.8	(80.9)	(49.6)
FCF pre Investing & Financing Activities	**111.0**	**19.9**	**(0.8)**
Sales Growth %	*38%*	*24%*	*21%*
Working Capital Growth	*(29%)*	*126%*	*110%*

(1) 2020

- COVID impacted
- Took proactive measures to push out PO's and terms with vendors, resulting in meaningful cash flow generation

(2) 2021

- Actions taken in 2020 reversed out and rise of global supply chain challenges
- To meet integrator demand, took proactive measures to ensure product availability, resulting in meaningful use of cash through inventory increases and increases in prepaid vendor deposits

(3) 1H'22

- Continued investments in inventory to ensure product availability for integrators, also reflects higher carrying costs
- Believe inventory is at appropriate level to satisfy existing demand and will moderate inventory investment moving forward

Page | 55

Notes: Net Working Capital defined as sum of accounts receivable, inventory, prepaid and other current assets, net of accounts payable and accrued liabilities. Change in inventory excludes impact of acquisitions of Access Networks and Staub snap one

Disciplined and Balanced Capital Allocation Policy Page | 56 2 Organic Growth Investment in S&M, Local and R&D capabilities 3 M&A Consolidator of choice in highly fragmented industry 1 Liquidity Maintain healthy balance sheet 4 Capital Markets Debt paydown, share repurchases, etc. Continued Investments in Growth While Returning Capital to Shareholders

Closing Remarks

Page | 58 As a Reminder: Our Investment Highlights Snap One Today How we became a leader in our industry What Makes Snap One Special? Our greatest asset is our relationship with our partners (integrators) Our Addressable Market Attractive and growing Our Long-Term Growth Algorithm Our pillars for achieving long-term, profitable growth and our proven track record of execution Revolutionizing the Industry Launching innovative products and non-hardware services

Partner Showroom Experience Overview Page | 59 ▪ At the conclusion of this session, our in-person attendees will depart to Gilmore’s Sound Advice ▪ Gilmore’s Sound Advice is one of our NYC-based integrator partners who has graciously allowed us to use their amazing showroom where they host their clients ▪ The showroom experience is designed to highlight various smart living experiences that our integrator partners create for end customers ▪ When you arrive at Gilmore’s Sound Advice, feel free to explore until the full group arrives ▪ Once everyone has gathered, we will kick off with opening remarks and then provide a more formal walkthrough of the space

Appendix

Reconciliation of Net Loss to Adjusted Net Income

$Millions	2019 FY '19	2020 FY '20	2021 Q1 '21	2021 Q2 '21	2021 Q3 '21	2021 Q4 '21	2021 FY '21	2022 Q1 '22	2022 Q2 '22
Net loss	**$ (34.5)**	**$ (25.2)**	**$ (6.0)**	**$ (1.1)**	**$ (21.5)**	**$ (7.8)**	**$ (36.5)**	**$ (2.3)**	**$ (1.3)**
Amortization	31.5	47.5	11.9	12.1	12.3	12.3	48.6	12.7	12.6
Equity-based compensation	3.7	4.3	1.1	1.2	14.4	4.9	21.5	5.6	6.8
Foreign currency loss (gains)	(1.1)	(0.2)	(0.0)	(0.1)	0.5	(0.1)	0.1	(0.2)	0.2
Gain (loss) on sale of business	0.6	(1.0)	-	-	-	-	-	-	-
Loss on extinguishment of debt	-	-	-	-	6.6	5.4	12.1	-	-
Provision for credit losses on notes receivable (a)	-	-	-	-	-	-	-	-	5.9
Fair value adjustment to contingent value rights (b)	0.3	0.8	1.3	1.5	(1.6)	3.7	4.9	(2.8)	(3.3)
Deferred acquisition payments (c)	13.6	9.6	2.2	1.4	1.6	1.4	6.5	0.7	0.3
Compensation expense for payouts in lieu of TRA participation (d)	-	-	-	-	10.6	0.3	10.9	0.3	0.3
Acquisition and integration related costs (e)	20.2	5.3	0.0	0.2	0.1	0.1	0.4	0.2	0.1
Deferred revenue purchase accounting adjustment (f)	0.8	1.0	0.1	0.1	0.1	0.1	0.5	0.1	0.1
Initial public offering costs (g)	-	0.5	1.7	1.2	1.6	0.2	4.8	-	-
Other professional services costs (h)	-	-	-	-	-	-	-	0.8	0.4
Other (i)	0.2	0.8	0.7	1.1	0.8	0.6	3.2	0.0	0.0
Income tax effect of adjustments (j)	(15.6)	(15.2)	(3.9)	(3.8)	(8.8)	(7.1)	(23.5)	(4.5)	(5.4)
Adjusted Net Income	**$ 19.7**	**$ 28.3**	**$ 9.0**	**$ 13.9**	**$ 16.7**	**$ 13.9**	**$ 53.6**	**$ 10.7**	**$ 16.5**
Net Sales	$ 590.8	$ 814.1	$ 220.5	$ 253.3	$ 260.7	$ 273.5	$ 1,008.0	$ 277.4	$ 296.9
Adjusted Net Income Margin	*3.3%*	*3.5%*	*4.1%*	*5.5%*	*6.4%*	*5.1%*	*5.3%*	*3.9%*	*5.6%*

Notes:

a. Represents provision for credit losses on notes receivable related to the Company's unsecured loan to Clare.

b. Represents noncash gains and losses recorded from fair value adjustments related to contingent value right ("CVR") liabilities. Fair value adjustments related to CVR liabilities represent potential obligations to the prior sellers in conjunction with the acquisition of the Company by investment funds managed by Hellman & Friedman in August 2017 and are based on estimates of expected cash payments to the prior sellers based on specified targets for the return on the original capital investment.

c. Represents expenses incurred related to deferred payments to employees associated with our Control4 acquisition and other historical acquisitions. The deferred payments are cash retention awards for key personnel from the acquired companies and are expected to be paid to employees through 2023. Management does not believe such costs are indicative of our ongoing operations as they are one-time awards specific to acquisitions and are incremental to our typical compensation costs incurred and we do not expect such costs to be reflective of future increases in base compensation expense.

d. Represents non-recurring expense related to payments to certain pre-IPO owners in lieu of their participation in the TRA. Management does not believe such costs are indicative of our ongoing operations as they are one-time awards specific to the establishment of the TRA.

e. Represents costs directly associated with acquisitions and acquisition-related integration activities. These costs also include certain restructuring costs (e.g., severance) and other third-party transaction advisory fees associated with the acquisitions.

f. Represents an adjustment related to the fair value of deferred revenue related to the Control4 acquisition.

g. Represents expenses related to professional fees in connection with preparation for our IPO.

h. Represents professional service fees associated with the preparation for Sarbanes-Oxley compliance, the implementation of new accounting standards and accounting for non-recurring transactions.

i. Represents non-recurring expenses related to consulting, restructuring, and other expenses which management believes are not representative of our operating performance.

j. Represents the tax impacts with respect to each adjustment noted above after taking into account the impact of permanent differences using the statutory tax rate related to the applicable federal and foreign jurisdictions and the blended state tax rate.

Page | 61

snap one

Reconciliation of Net Loss to Adjusted EBITDA

$Millions	2019 FY '19	2020 FY '20	2021 Q1 '21	2021 Q2 '21	2021 Q3 '21	2021 Q4 '21	2021 FY '21	2022 Q1 '22	2022 Q2 '22
Net loss	$ (34.5)	$ (25.2)	$ (6.0)	$ (1.1)	$ (21.5)	$ (7.8)	$ (36.5)	$ (2.3)	$ (1.3)
Interest expense	35.2	45.5	9.5	9.5	7.5	6.6	33.2	6.7	7.7
Income tax (benefit) expense	(13.4)	(4.4)	(0.8)	0.1	(2.7)	(3.3)	(6.6)	(0.4)	(0.2)
Depreciation and amortization	39.7	58.0	13.7	14.2	14.3	14.4	56.6	14.9	15.0
Other expense (income), net	(1.0)	(1.8)	(0.2)	(0.3)	0.3	(0.7)	(0.9)	(0.4)	(0.1)
Loss on extinguishment of debt	-	-	-	-	6.6	5.4	12.1	-	-
Equity-based compensation	3.7	4.3	1.1	1.2	14.4	4.9	21.5	5.6	6.8
Provision for credit losses on notes receivable (a)	-	-	-	-	-	-	-	-	5.9
Fair value adjustment to contingent value rights (b)	0.3	0.8	1.3	1.5	(1.6)	3.7	4.9	(2.8)	(3.3)
Deferred acquisition payments (c)	13.6	9.6	2.2	1.4	1.6	1.4	6.5	0.7	0.3
Compensation expense for payouts in lieu of TRA participation (d)	-	-	-	-	10.6	0.3	10.9	0.3	0.3
Acquisition and integration related costs (e)	20.2	5.3	0.0	0.2	0.1	0.1	0.4	0.2	0.1
Deferred revenue purchase accounting adjustment (f)	0.8	1.0	0.1	0.1	0.1	0.1	0.5	0.1	0.1
Initial public offering costs (g)	-	0.5	1.7	1.2	1.6	0.2	4.8	-	-
Other professional services costs (h)	-	-	-	-	-	-	-	0.8	0.4
Other (i)	0.3	0.7	0.7	1.1	0.9	0.6	3.3	0.1	0.1
Adjusted EBITDA	**$ 64.9**	**$ 94.5**	**$ 23.3**	**$ 29.3**	**$ 32.1**	**$ 26.0**	**$ 110.8**	**$ 23.6**	**$ 31.7**
Net Sales	$ 590.8	$ 814.1	$ 220.5	$ 253.3	$ 260.7	$ 273.5	$ 1,008.0	$ 277.4	$ 296.9
Adjusted EBITDA Margin	*11.0%*	*11.6%*	*10.6%*	*11.6%*	*12.3%*	*9.5%*	*11.0%*	*8.5%*	*10.7%*

Notes:

a. Represents provision for credit losses on notes receivable related to the Company's unsecured loan to Clare.

b. Represents noncash gains and losses recorded from fair value adjustments related to contingent value right ("CVR") liabilities. Fair value adjustments related to CVR liabilities represent potential obligations to the prior sellers in conjunction with the acquisition of the Company by investment funds managed by Hellman & Friedman in August 2017 and are based on estimates of expected cash payments to the prior sellers based on specified targets for the return on the original capital investment.

c. Represents expenses incurred related to deferred payments to employees associated with our Control4 acquisition and other historical acquisitions. The deferred payments are cash retention awards for key personnel from the acquired companies and are expected to be paid to employees through 2023. Management does not believe such costs are indicative of our ongoing operations as they are one-time awards specific to acquisitions and are incremental to our typical compensation costs incurred and we do not expect such costs to be reflective of future increases in base compensation expense.

d. Represents non-recurring expense related to payments to certain pre-IPO owners in lieu of their participation in the TRA. Management does not believe such costs are indicative of our ongoing operations as they are one-time awards specific to the establishment of the TRA.

e. Represents costs directly associated with acquisitions and acquisition-related integration activities. These costs also include certain restructuring costs (e.g., severance) and other third-party transaction advisory fees associated with the acquisitions.

f. Represents an adjustment related to the fair value of deferred revenue related to the Control4 acquisition.

g. Represents expenses related to professional fees in connection with preparation for our IPO.

h. Represents professional service fees associated with the preparation for Sarbanes-Oxley compliance, the implementation of new accounting standards and accounting for non-recurring transactions.

i. Represents non-recurring expenses related to consulting, restructuring, and other expenses which management believes are not representative of our operating performance.

Page | 62

snap one

Additional Non-GAAP Reconciliations

Contribution Margin

$Millions	2019 FY '19	2020 FY '20	2021 Q1 '21	2021 Q2 '21	2021 Q3 '21	2021 Q4 '21	2021 FY '21	2022 Q1 '22	2022 Q2 '22
Net Sales	**$ 590.8**	**$ 814.1**	**$ 220.5**	**$ 253.3**	**$ 260.7**	**$ 273.5**	**$ 1,008.0**	**$ 277.4**	**$ 296.9**
Cost of sales, exclusive of depreciation and amortization (a)	354.8	474.8	128.9	152.1	151.3	167.6	599.9	172.3	180.4
Net sales less cost of sales, exclusive of depreciation and amortization	**$ 236.0**	**$ 339.3**	**$ 91.6**	**$ 101.2**	**$ 109.5**	**$ 105.9**	**$ 408.1**	**$ 105.1**	**$ 116.5**
Contribution Margin	**39.9%**	**41.7%**	**41.5%**	**39.9%**	**42.0%**	**38.7%**	**40.5%**	**37.9%**	**39.2%**

Free Cash Flow – As defined in 10-Q

$Millions	2019 FY '19	2020 FY '20	2021 Q1 '21	2021 Q2 '21	2021 Q3 '21	2021 Q4 '21	2021 FY '21	2022 Q1 '22	2022 Q2 '22
Net cash (used in) provided by operating activities	$ (4.1)	$ 64.2	$ (23.9)	$ 19.3	$ (6.6)	$ (19.2)	$ (30.4)	$ (23.0)	$ 3.5
Purchases of property and equipment	(4.5)	(10.2)	(2.1)	(2.4)	(2.4)	(3.2)	(10.0)	(3.3)	(3.1)
Free Cash Flow	**$ (8.6)**	**$ 54.0**	**$ (25.9)**	**$ 16.9**	**$ (9.0)**	**$ (22.4)**	**$ (40.4)**	**$ (26.3)**	**$ 0.4**

Adjusted EBITDA Less Purchases of Property and Equipment

$Millions	2019 FY '19	2020 FY '20	2021 Q1 '21	2021 Q2 '21	2021 Q3 '21	2021 Q4 '21	2021 FY '21	2022 Q1 '22	2022 Q2 '22
Adjusted EBITDA	$ 64.9	$ 94.5	$ 23.3	$ 29.3	$ 32.1	$ 26.0	$ 110.8	$ 23.6	$ 31.7
Purchases of property and equipment	(4.5)	(10.2)	(2.1)	(2.4)	(2.4)	(3.2)	(10.0)	(3.3)	(3.1)
Adjusted EBITDA Less Purchases of Property and Equipment	**$ 60.5**	**$ 84.2**	**$ 21.3**	**$ 26.9**	**$ 29.7**	**$ 22.8**	**$ 100.8**	**$ 20.3**	**$ 28.6**

Notes:
a. Cost of sales, exclusive of depreciation and amortization, for the three months ended June 25, 2021 and the three months ended July 1, 2022 excludes depreciation and amortization of $14,198 and $14,966, respectively.

Page | 63

snap one

Reconciliation of Operating Expenses to Adjusted Operating Expenses

$Millions	2019 FY '19	2020 FY '20	2021 Q1 '21	2021 Q2 '21	2021 Q3 '21	2021 Q4 '21	2021 FY '21	2022 Q1 '22	2022 Q2 '22
GAAP Selling, General and Administrative Expenses	**$ 210.0**	**$ 267.2**	**$ 75.4**	**$ 78.7**	**$ 105.0**	**$ 91.2**	**$ 350.3**	**$ 86.5**	**$ 95.4**
Components of GAAP SG&A									
Variable operating expenses (Non-GAAP)	39.7	48.5	14.7	17.1	16.1	17.3	65.2	13.3	16.8
Non-variable operating expenses (Non-GAAP)	170.2	218.8	60.7	61.5	88.9	74.0	285.0	73.2	78.6
Adjustments to Non-Variable Operating Expenses									
Equity-based compensation	3.7	4.3	1.1	1.2	14.4	4.9	21.5	5.6	6.8
Provision for credit losses on notes receivable (a)	-	-	-	-	-	-	-	-	5.9
Fair value adjustment to contingent value rights (b)	0.3	0.8	1.3	1.5	(1.6)	3.7	4.9	(2.8)	(3.3)
Deferred acquisition payments (c)	13.6	9.6	2.2	1.4	1.6	1.4	6.5	0.7	0.3
Compensation expense for payouts in lieu of TRA participation (d)	-	-	-	-	10.6	0.3	10.9	0.3	0.3
Acquisition and integration related costs (e)	20.2	5.3	0.0	0.2	0.1	0.1	0.4	0.2	0.1
Initial public offering costs (f)	-	0.5	1.7	1.2	1.6	0.2	4.8	-	-
Other professional services costs (g)	-	-	-	-	-	-	-	0.8	0.4
Other (h)	0.3	0.7	0.7	1.1	0.9	0.6	3.3	0.1	0.1
Adjusted Non-Variable Operating Expenses (Non-GAAP)	**$ 132.2**	**$ 197.4**	**$ 53.7**	**$ 54.9**	**$ 61.3**	**$ 62.8**	**$ 232.7**	**$ 68.3**	**$ 68.1**
% Net Sales	***22.4%***	***24.2%***	***24.4%***	***21.7%***	***23.5%***	***23.0%***	***23.1%***	***24.6%***	***22.9%***
% YoY Growth		*49.4%*	*9.2%*	*21.7%*	*24.4%*	*16.4%*	*17.9%*	*27.1%*	*24.1%*
Non-GAAP Adj. Selling, General & Administrative (Variable opex + Adj. Non-Variable opex)	171.9	245.9	68.4	72.0	77.5	80.0	297.9	81.6	84.9
% Net Sales	*29.1%*	*30.2%*	*31.0%*	*28.4%*	*29.7%*	*29.3%*	*29.6%*	*29.4%*	*28.6%*

Notes:

a. Represents provision for credit losses on notes receivable related to the Company's unsecured loan to Clare.

b. Represents noncash gains and losses recorded from fair value adjustments related to contingent value right ("CVR") liabilities. Fair value adjustments related to CVR liabilities represent potential obligations to the prior sellers in conjunction with the acquisition of the Company by investment funds managed by Hellman & Friedman in August 2017 and are based on estimates of expected cash payments to the prior sellers based on specified targets for the return on the original capital investment.

c. Represents expenses incurred related to deferred payments to employees associated with our Control4 acquisition and other historical acquisitions. The deferred payments are cash retention awards for key personnel from the acquired companies and are expected to be paid to employees through 2023. Management does not believe such costs are indicative of our ongoing operations as they are one-time awards specific to acquisitions and are incremental to our typical compensation costs incurred and we do not expect such costs to be reflective of future increases in base compensation expense.

d. Represents non-recurring expense related to payments to certain pre-IPO owners in lieu of their participation in the TRA. Management does not believe such costs are indicative of our ongoing operations as they are one-time awards specific to the establishment of the TRA.

e. Represents costs directly associated with acquisitions and acquisition-related integration activities. These costs also include certain restructuring costs (e.g., severance) and other third-party transaction advisory fees associated with the acquisitions.

f. Represents expenses related to professional fees in connection with preparation for our IPO.

g. Represents professional service fees associated with the preparation for Sarbanes-Oxley compliance, the implementation of new accounting standards and accounting for non-recurring transactions.

h. Represents non-recurring expenses related to consulting, restructuring, and other expenses which management believes are not representative of our operating performance.

Page | 64

snap one

Capital Position and Debt Terms Page | 65 • Original loan amount: $465M • Quarterly principal payments: $1.2M (0.25% of original loan amount) • Maturity date: 12/8/2028 • LIBOR Floor: 0.50% • Spread (current*): 4.50% Notes: Spread based on consolidated first lien debt to consolidated EBITDA ratio. If >3.5x then 4.5%, if 3.0x – 3.5x then 4.25%, if <3.0x then 4.0% 2021 2022 $Millions Q1 Q2 Q3 Q4 Q1 Q2 Revolving Credit Line -$ -$ -$ -$ 35.6$ 45.6$ Current Maturities of Long-Term Debt 6.8 6.8 2.9 3.5 3.5 4.7 Long-term debt, net of current portion 644.4 644.6 438.7 449.3 449.6 447.7 Total Debt 651.2 651.5 441.6 452.7 488.7 498.0 (-) Cash 48.9 35.8 60.6 40.6 25.1 31.3 Net Debt 602.3 615.6 381.0 412.2 463.6 466.7 LTM Adj. EBITDA 104.7 109.6 110.4 110.8 111.0 113.4 Gross Leverage 6.2x 5.9x 4.0x 4.1x 4.4x 4.4x Net Leverage 5.8x 5.6x 3.5x 3.7x 4.2x 4.1x Undrawn Revolver 100.0 63.0 53.0 Letters of Credit 4.9 4.9 5.3 Total Liquidity (Cash + Undrawn Revolver, net of Letters of Credit) 135.7 83.2 79.1